                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                       Southern Peru Copper Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                   [LOGO OF SOUTHERN PERU COPPER CORPORATION]



                                                              June ___, 2001



Dear Common Stockholder




         You are cordially invited to attend the annual meeting of stockholders, which will be held in the offices of Grupo Mexico, S.A. de C.V., Baja California 200, Fifth Floor, Colonia Roma Sur, Mexico City, Mexico, on Wednesday, July 25, 2001, at 1:00 P.M., Mexico City time. We hope you can be with us.

         At the meeting, you will be asked to elect two directors, to approve an amendment to the Company's Restated Certificate of Incorporation and to approve the selection of independent accountants.

         The meeting also provides an opportunity to discuss the activities of the Company and its plans and prospects for the future.

         It is important that your shares be represented at the meeting whether or not you are able to attend in person. Therefore, you are asked to vote, sign, date and mail the enclosed proxy. Please do so today. In Peru, you may deliver your signed proxy to our offices in Lima.


                                   Sincerely,


        /s/ German Larrea Mota-Velasco          /s/ Oscar Gonzalez Rocha
        -------------------------------         ----------------------------
        German Larrea Mota-Velasco              Oscar Gonzalez Rocha
        Chairman of the Board and               President
        Chief Executive Officer


            1150 N. 7TH AVENUE, TUCSON, AZ 85705-0747 (520) 798-7500
           AVENIDA CAMINOS DEL INCA NO. 171, CHACARILLA DEL ESTANQUE,
                        SANTIAGO DE SURCO, LIMA 33, PERU
            (511) 372-1414, EXT. 3312 (SPANISH), EXT. 3325 (ENGLISH)

                   [LOGO OF SOUTHERN PERU COPPER CORPORATION]



1150 N. 7TH AVENUE             AVENIDA CAMINOS DEL INCA NO. 171
TUCSON, AZ. 85705-0747         CHACARILLA DEL ESTANQUE, SANTIAGO DE SURCO,
                               LIMA 33, PERU


                                 --------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 25, 2001


To the Common Stockholders:

         The annual meeting of stockholders of Southern Peru Copper Corporation will be held at the offices of Grupo Mexico, S.A. de C.V., Baja California 200, Fifth Floor, Colonia Roma Sur, Mexico City, Mexico, on Wednesday, July 25, 2001, at 1:00 P.M., Mexico City time, for the following purposes:

(1) To elect two directors of the Company by the holders of Common Stock, voting as a separate class, such directors to serve until the 2002 annual meeting.

(2) To approve an amendment to Section 4.9(a) of the Company's Restated Certificate of Incorporation to substitute "Grupo Mexico S.A. de C.V." for "ASARCO Incorporated" in the definition of "Founding Stockholder."

(3) To act upon a proposal to approve the selection by the Board of Directors of Arthur Andersen L.L.P. as independent accountants for the calendar year 2001.

(4) To transact such other business as may properly come before the meeting.

         In addition, the holders of Class A Common Stock, voting as a separate class, will elect thirteen directors, such directors to serve until the 2002 annual meeting. The holders of Class A Common Stock will vote together with the holders of Common Stock, as a single class, upon the proposals to adopt the proposed amendment to the Restated Certificate of Incorporation and to approve the selection of independent accountants for the calendar year 2001.


               --------------------------------------------------

                             YOUR VOTE IS IMPORTANT

                 Please mark, sign, date and return your proxy.

               --------------------------------------------------

         Stockholders of record at the close of business on May 28, 2001 will be entitled to vote at the annual meeting. Stockholders of record who attend the annual meeting in person may withdraw their proxies and vote in person if they wish.


                                      By order of the Board of Directors,



                                      Hans A. Flury,
                                      Assistant Secretary

Tucson, Arizona, June __, 2001

                                 PROXY STATEMENT

         This proxy statement is furnished as part of the solicitation by the Board of Directors of Southern Peru Copper Corporation, 1150 N. 7TH Avenue, Tucson, AZ 85705-0747 and Avenida Caminos del Inca No. 171, Chacarilla del Estanque, Santiago de Surco, Lima 33, Peru, of the proxies of all holders of common stock, par value $0.01 per share (the "Common Stock") entitled to vote at the annual meeting to be held on July 25, 2001 and at any adjournment thereof. This proxy statement is not soliciting proxies from holders of Class A Common Stock whose proxies are being solicited separately. This proxy statement and the enclosed form of proxy are being mailed commencing on or about June __, 2001, to holders of Common Stock of record on May 28, 2001. Additional copies will be available at the Company's offices in Lima and other locations in Peru.

         Southern Peru Copper Corporation was reorganized into a holding company structure effective January 2, 1996, upon completion of a public offer to exchange newly-issued Common Stock for outstanding labor shares (now referred to as "investment shares") of the Company's Peruvian Branch. Effective December 31, 1998, the Company's predecessor and wholly-owned operating subsidiary, Southern Peru Limited, was merged into the Company. Throughout this proxy statement, unless the context otherwise requires, the terms "Southern Peru", "SPCC" and the "Company" refer to the present corporation as well as its predecessor.

         Any proxy in the enclosed form given pursuant to this solicitation and received in time for the annual meeting will be voted with respect to all shares represented by it and in accordance with the instructions, if any, given in such proxy. If the Company receives a signed proxy with no voting instructions given, such shares will be voted for the proposal to elect directors, for the proposal to amend the Certificate of Incorporation and for the proposal to approve the selection of accountants. Any proxy may be revoked at any time prior to the exercise thereof by notice from the stockholder, received in writing by the Secretary or Assistant Secretary, or by written ballot voted at the meeting.

         The outstanding shares of the Company consist of Common Stock and Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"). At the close of business on May 28, 2001, the record date for the annual meeting, the Company had outstanding 14,331,808 shares of Common Stock and 65,900,833 shares of Class A Common Stock. Each such share of Common Stock is entitled to one vote at the meeting, and each such share of Class A Common Stock is entitled to five votes, except with respect to the election of directors, as described below under "Voting Securities" or as required by law.

                                VOTING SECURITIES

         The Company's Restated Certificate of Incorporation (the "Certificate") provides for a Board of Directors composed of fifteen directors. Two directors are elected by the holders of Common Stock (the "Common Stockholders") voting as a separate class, with each share of Common Stock outstanding at the May 28, 2001 record date entitled to one vote at the annual meeting. Thirteen directors, one of whom is the President, are nominated and elected by the holders of Class A Common Stock, voting as a separate class and in accordance with the terms of an agreement (the "Stockholders' Agreement") among ASARCO Incorporated ("Asarco"), Cerro Trading Company, Inc. ("Cerro") and Phelps Dodge Overseas Capital Corporation ("Phelps Dodge"). Asarco, Cerro and Phelps Dodge are hereinafter referred to collectively as the "Class A Common Stockholders." On November 15, 1999, Asarco transferred all of its holdings of SPCC to Southern Peru Holdings Corporation ("SPHC"), a wholly-owned subsidiary of Asarco. On November 17, 1999, Grupo Mexico, S.A. de C.V. ("Grupo Mexico") acquired all the holdings of Asarco following a tender offer and purchase of all outstanding common stock of Asarco. Accordingly, SPHC became the holder of all Class A Common Stock previously held by Asarco and pursuant to the Stockholders' Agreement, SPHC and Asarco are entitled to nominate and elect directors to serve on the SPCC Board.

         In accordance with the Company's Certificate, except with respect to the election of directors or as required by law, the Common Stockholders and Class A Common Stockholders vote together as a single class. Each share of Common Stock is entitled to one vote per share and each share of Class A Common Stock is entitled to five votes per share on matters submitted to the vote of stockholders voting as one class.

         The Company's By-Laws provide that the presence in person or by proxy of the Common Stockholders of record of a majority of the shares of Common Stock entitled to vote at the meeting shall constitute a quorum for the purpose of electing two directors to represent the holders of Common Stock. Abstentions, votes withheld and broker non-votes are counted for quorum purposes but are not counted either as votes cast "For" or "Against". A plurality of the votes cast by Common Stockholders is required for the election of the two Common Stock directors. The presence in person or by proxy of the holders of record of a majority of the combined outstanding shares of Common Stock and Class A Common Stock entitled to vote at the meeting shall constitute a quorum for purposes of voting on proposals other than the election of directors. The affirmative vote of a majority of the votes cast at the meeting by the holders of shares of Common Stock and holders of shares of Class A Common Stock entitled to vote thereon, voting as a single class, is required to adopt the proposed amendment to the Certificate or to approve the independent accountant proposal described in this proxy statement.

         When a Common Stockholder participates in the Dividend Reinvestment Plan applicable to the Company's Common Stock, his proxy to vote shares of Common Stock will include the number of shares held for him by The Bank of New York, the agent under the plan. If the Common Stockholder does not send any proxy, the shares held for his account in the Dividend Reinvestment Plan will not be voted. Shares of Common Stock owned under the Company's Savings Plan will be voted by the trustee under the plan in accordance with the instructions contained in the proxy submitted by the beneficial Common Stockholder. Any shares held by the trustee for which no voting instructions are received will be voted by the trustee in the same proportion as the shares for which voting instructions have been received.

                              ELECTION OF DIRECTORS

         Two nominees are proposed for election by the Common Stockholders at the annual meeting. Ambassador Everett E. Briggs and John F. McGillicuddy are the nominees designated to be voted on by the Common Stockholders. The nominees to be voted on by the Class A Common Stockholders are Manuel Calderon Cardenas, Hector Calva Ruiz, Jaime Claro, Hector Garcia de Quevedo Topete, Xavier Garcia de Quevedo Topete, Oscar Gonzalez Rocha, Manuel J. Iraola, German Larrea Mota-Velasco, Genaro Larrea Mota-Velasco, Jaime Serra Puche, Robert A. Pritzker, Daniel Tellechea Salido and J. Steven Whisler.

         All of the nominees are currently serving as directors.

         Proxies in the enclosed form will be voted, unless authority is withheld, for the election of the two nominees named below. If any person should be unavailable for election, proxies will be voted for another individual chosen by the Board of Directors as a substitute for the unavailable nominee.

          NOMINEES FOR ELECTION AS DIRECTORS REPRESENTING COMMON STOCK

         As a Common Stockholder, you will be asked to elect two directors at the annual meeting. The following two individuals have been nominated for election to the Board of Directors to represent you until the next annual meeting of stockholders.


         FOR COMMON STOCK                                                                                 DIRECTOR
             DIRECTOR                                                                             AGE       SINCE
         ----------------                                                                         ---     --------
Amb. Everett E. Briggs ........     Consultant,  Latin American  political and business issues;    66       1996
                                          President and Chief Executive Officer of Council of
                                          the Americas and Americas Society from October 1993
                                          until December 1998. Between 1982 and  1993, Mr.
                                          Briggs was United States Ambassador to Panama,
                                          Honduras and Portugal.  Prior to that he was Deputy
                                          Assistant Secretary of State and Director of Mexican
                                          Affairs at the State Department.  In 1989 he served
                                          as Special Assistant to the President and Senior
                                          Advisor on Latin America at the National Security
                                          Council.  He currently is a Director of the Council
                                          of Americas,  the U.S.-Panama Business Council, and
                                          the U.S.-Cuba Business Council.

John F. McGillicuddy ..........     Director of UAL Corporation, USX Corporation and Empire        70       1996
                                          HealthChoice, Inc.  From  December 1991  until
                                          December 1993, Mr. McGillicuddy was Chairman of the
                                          Board and Chief Executive Officer of the Chemical
                                          Banking Corporation and Chemical Bank.
                                          Mr. McGillicuddy was Chairman of the Board and Chief
                                          Executive Officer of Manufacturers Hanover Trust
                                          Company from 1979 to 1991.

      NOMINEES FOR ELECTION AS DIRECTORS REPRESENTING CLASS A COMMON STOCK

         The following thirteen individuals have been nominated for election to the Board of Directors by the Class A Common Stockholders voting in accordance with the terms of a Stockholders' Agreement in effect among them. This information is being provided to Common Stockholders for informational purposes only, as they will not be asked to vote with respect to these individuals.

        CLASS A COMMON
        STOCK DIRECTOR                       AGE                            POSITION
        --------------                       ---                            --------
German Larrea Mota-Velasco                    47           Chairman of the Board, Chief Executive Officer
                                                           and Director
Oscar Gonzalez Rocha                          62           President and Director
Manuel Calderon Cardenas                      68           Director
Hector Calva Ruiz                             63           Vice President and Director
Jaime Claro                                   64           Director
Hector Garcia de Quevedo Topete               50           Director
Xavier Garcia de Quevedo Topete               54           Director
Manuel J. Iraola                              52           Director
Genaro Larrea Mota-Velasco                    40           Vice President and Director
Jaime Serra Puche                             50           Director
Robert A. Pritzker                            74           Director
Daniel Tellechea Salido                       55           Vice President and Director
J. Steven Whisler                             46           Director

         GERMAN LARREA MOTA-VELASCO, Director. Mr. Larrea has been Chairman of the Board and Chief Executive Officer of the Company since December 1999 and Director since November 1999. He has been Chairman of the Board of Directors, President and Chief Executive Officer of Grupo Mexico (holding) since 1994. Mr. Larrea has been chairman of the Board and Chief Executive Officer of Grupo Minero Mexico (mining division) since 1994 and of Grupo Ferroviario Mexicano (railroad division) since 1997. Mr. Larrea was previously Executive Vice Chairman of Grupo Mexico and has been member of the Board of Directors since 1981. He is also Chairman of the Board of Directors and Chief Executive Officer of Empresarios Industriales de Mexico (holding); Perforadora Mexico (drilling company), Mexico Compania Constructora (construction company), Fondo Inmobiliario (real estate company), since 1992. He founded Grupo Impresa, a printing and publishing company in 1978, remaining as the Chairman and Chief Executive Officer until 1989 when the Company was sold. He has been Chairman and Chief Executive Officer of ASARCO Incorporated from November 1999 to present, and its President from November 1999 to January 2000. He is also a director of Grupo Comercial America, S.A., Grupo Bursatil Mexicano S.A., Bolsa Mexicana de Valores, Grupo Televisa, S.A. de C.V. and Banco Nacional de Mexico, S.A.

         OSCAR GONZALEZ ROCHA, Director. Mr. Gonzalez has been President of the Company since December 1999 and Director since November 1999. He was Managing Director for Mexicana de Cobre, S.A. de C.V. from 1986 to 1999 and of Mexicana de Cananea, S.A. de C.V. from 1990 to 1999. He has been an Alternate Director of Grupo Mexico since 1988 and a Director of ASARCO Incorporated since November 1999.

         MANUEL CALDERON CARDENAS, Director. Mr. Calderon has been a Director of the Company since November 1999. He has been the Director of Mine Planning and Control of Grupo Mexico, S.A. de C.V. since 1994 and a director of ASARCO Incorporated since November 1999.

         HECTOR CALVA RUIZ, Director. Mr. Calva has been a Vice President, Exploration and Projects of the Company since December 1999 and Director since November 1999. He has been Managing Director for Exploration and Projects of Grupo Mexico since 1997 and an Alternate Director since 1998. He was Managing Director of Industrial Minera Mexico, S.A. de C.V. from 1984 to 1997 and has been a Director of ASARCO Incorporated since November 1999.

         JAIME CLARO, Director. Mr. Claro has been a Director of the Company since September 1996. Mr. Claro has been an advisor to The Marmon Group since October 1997, and he is also Vice Chairman of Cia. Electro Metalurgica S.A. and Quemchi S.A., Chairman of Chilean Line Inc., and a Director of Cia. Sud Americana de Vapores, S.A., Cristaleria de Chile S.A. and Navarino S.A., and advisor to the Board of Compania Libra de Navegacao.

         HECTOR GARCIA DE QUEVEDO TOPETE, Director. Mr. Garcia de Quevedo has been a Treasurer and Director since May 9, 2000. He has also been Managing Director for Grupo Mexico, S.A. de C.V. since 1999. He was Advisor to the Chairman and Chief Executive Officer of Grupo Mexico from 1994 to 1998. He and Mr. Xavier Garcia de Quevedo Topete are brothers.

         XAVIER GARCIA DE QUEVEDO TOPETE, Director. Mr. Garcia de Quevedo has been a Director of the Company since November 1999. He was Managing Director of Grupo Ferroviario Mexicano, S.A. de C. V. and of Ferrocarril Mexicano, S.A. de C.V. from December 1997 to December 1999, and acted as Managing Director of Exploration and Development of Grupo Mexico, S.A. de C.V. from 1994 to 1997. He has been an alternate director of Grupo Mexico since 1998. He has been a Director of ASARCO Incorporated since November 1999 and its President since January 2000.

         MANUEL J. IRAOLA, Director. Mr. Iraola has been a Director of the Company since May 9, 2000. He has been the President of Phelps Dodge Industries, a division of Phelps Dodge Corporation, and a Senior Vice President of Phelps Dodge Corporation since 1995. From 1992 until 1995 he was President of Phelps Dodge International Corporation. He is a Director of Phelps Dodge Corporation since December 1997.

         GENARO LARREA MOTA-VELASCO, Director. Mr. Larrea has been Vice President, Commercial of the Company since December 1999 and Director since November 1999. He has been Managing Director, Commercial and a Director of Grupo Mexico since 1994. He has been a Director, Vice President and Chief Commercial Officer of ASARCO Incorporated since November 1999. He and Mr. German Larrea Mota-Velasco are brothers.

         JAIME SERRA PUCHE, Director. Mr. Serra has been a Director of the Company since June 12, 2001 when he was selected to fill a vacancy on the Board of Directors. He is senior partner of Serra Associates International and has served as Mexico's Undersecretary of Revenue, Secretary of Trade and Industrial Development and Secretary of Finance. He serves on the Board of Directors of Alcatel, S. A. de C. V., The Mexico Fund, Inc., Grupo Ferroviario Mexicano, S.A. de C.V., and Tubos de Acero de Mexico, S. A. de C.
V. He is also a trustee of the Yale Corporation.

         ROBERT A. PRITZKER, Director. Mr. Pritzker has been a Director of the Company since 1983. He is President and Chief Executive Officer of The Marmon Group, Inc., and has served in that position for over forty-seven years. He holds executive positions in its more than sixty autonomous member companies. He is also a director of Western General Insurance.

         DANIEL TELLECHEA SALIDO, Director. Mr. Tellechea has been Vice President, Finance of the Company since December 1999 and Director since November 1999. He has been Managing Director for Administration and Finance of Grupo Mexico since 1994 and an Alternate Director since 1998. He was Managing Director of Mexicana de Cobre, S.A. de C.V. from 1986 to 1993 and has been Director, Vice President and Chief Financial Officer of ASARCO Incorporated since November 1999.

         J. STEVEN WHISLER, Director. Mr. Whisler has been a Director of the Company since June 1995. He has been Chairman, President and Chief Executive Officer of Phelps Dodge Corporation since May 2000, and previously its President and Chief Operating Officer since December 1997, and its Senior Vice President from 1988 until December 1997. He was President of Phelps Dodge Mining Company from 1991 until September 1998. He is a Director of Phelps Dodge Corporation and Burlington Northern Santa Fe Corporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         Set forth below is certain information with respect to those persons who are known by the Company to have been, as of December 31, 2000, the beneficial owners of more than five percent of the Company's outstanding Common Stock or Class A Common Stock.

                                    COMMON STOCK              CLASS A COMMON STOCK
                              --------------------------  -----------------------------
                               SHARES OF                    SHARES OF      PERCENT OF
                                COMMON      PERCENT OF       CLASS A       OUTSTANDING   PERCENT OF
                                 STOCK      OUTSTANDING    COMMON STOCK      CLASS A     OUTSTANDING     VOTING
                              BENEFICIALLY    COMMON       BENEFICIALLY      COMMON        CAPITAL     PERCENTAGE
                                 OWNED         STOCK          OWNED           STOCK         STOCK         (a)
                              ------------  ------------  ---------------  ------------  ------------  -----------
Southern Peru Holdings
Corporation (b)
1150 N. 7th Avenue                --            --          43,348,949        65.8%         54.2%        63.1%
Tucson, AZ 85705-0747 .....

Cerro Trading Company, Inc.
(c)
225 West Washington Street
Suite 1900                        --            --          11,378,088        17.3          14.2          16.6
Chicago, IL 60606 .........

Phelps Dodge Overseas
Capital Corporation(d)
2600 North Central Avenue
Phoenix, AZ 85004 .........       --            --          11,173,796        16.9          14.0          16.3

The Pritzker Family
Philanthropic Fund
200 West Madison Street
Chicago, IL 60606 .........    2,850,000       20.2%            --             --            3.6          0.8

----------
(a) The Company's Certificate provides that, except with respect to the election of directors or as required by law, the Common Stock and the Class A Common Stock vote together as a single class, with each share of Common Stock entitled to one vote and each share of Class A Common Stock entitled to five votes.

(b) A subsidiary of ASARCO Incorporated, an indirect wholly-owned indirect subsidiary of Grupo Mexico, S.A. de C.V. On November 17, 1999 Grupo Mexico acquired the outstanding common stock of Asarco following a tender offer. The stock of Southern Peru Holdings Corporation was pledged by Asarco to a syndicate of banks in connection with the financing of the tender offer. Asarco is contemplating a transaction in which Southern Peru Holdings Corporation would sell all its SPCC stock to Asarco's immediate parent corporation, Americas Mining Corporation. The sale may close prior to the date of the Company's annual meeting.

(c)      A subsidiary of The Marmon Corporation.

(d)      A subsidiary of Phelps Dodge Corporation.

         The Class A Common Stockholders have entered into the Stockholders' Agreement, which contemplates, among other things, a Board of Directors composed of 15 members, one of whom is the President of the Company.

         Under the terms of the Stockholders' Agreement, each Class A Common Stockholder has the right to nominate that number of 12 directors which is in proportion to the percentage of Class A Common Stock owned by it (or its affiliates) out of the aggregate Class A Common Stock then owned by all holders of Class A Common Stock (without any minimum required number of shares), rounded to the nearest whole director, with 0.5 being rounded up. If this would result in the Class A Common Stockholders, as a group, being entitled to elect a number other than 12 directors, the Stockholders' Agreement contains a formula for rounding up or rounding down as necessary to apportion the 12 directors among the Class A Common Stockholders. The Class A Common Stockholders have also agreed to nominate and vote for the President as a director.

         The Stockholders' Agreement terminates, and each share of Class A Common Stock automatically converts into one share of Common Stock (voting share for share as a single class on all matters including election of directors), if at any time the number of shares of Class A Common Stock owned by the Class A Common Stockholders (or affiliates of the Class A Common Stockholders) is less than 35% of the outstanding shares of Class A Common Stock and Common Stock of the Company. In addition, the rights and obligations of each Class A Common Stockholder under the Stockholders' Agreement terminate in the event such Class A Common Stockholder (or its affiliates) ceases to own shares of Class A Common Stock.

BENEFICIAL OWNERSHIP OF MANAGEMENT

         The information set forth below as to the shares of Common Stock of the Company beneficially owned by the nominees, directors and executive officers named in the Summary Compensation Table below and by all nominees, directors and officers as a group is stated as of December 31, 2000.

                                                       SOUTHERN PERU COPPER CORPORATION

                                              SHARES OF THE
                                                COMPANY'S
                                               COMMON STOCK                        PERCENT OF
                                               BENEFICIALLY                        OUTSTANDING
                                                OWNED (a)                         COMMON STOCK
                                              -------------                       ------------
Everett E. Briggs (b)                             1,651                                (c)
Manuel Calderon Cardenas                            400                                (c)
Hector Calva Ruiz                                   400                                (c)
Jaime Claro (b)                                   1,000                                (c)
Hector Garcia Quevedo Topete                        200                                (c)
Xavier Garcia de Quevedo Topete                     400                                (c)
Oscar Gonzalez Rocha                                200                                (c)
Manuel J. Iraola                                    200                                (c)
Genaro Larrea Mota-Velasco                          400                                (c)
German Larrea Mota-Velasco (d)                      400                                (c)
John F. McGillicuddy                              1,200                                (c)
Jaime Serra Puche                                     0                                (c)
Robert A. Pritzker (e)                            1,000                                (c)
Daniel Tellechea Salido                             400                                (c)
J. Steven Whisler (b)                             1,200                                (c)

All nominees, directors and                       9,451
  officers as a group (17
  individuals)

-------------
(a) Information with respect to beneficial ownership is based upon information furnished by each nominee, director or officer. Except as noted below, all nominees, directors and officers have sole voting and investment power over the shares beneficially owned by them.

(b)      See also the information below on Common Stock Equivalents.

(c)      Less than .5%

(d) Mr. Larrea disclaims beneficial ownership over the shares of the Company owned by Asarco, which in turn is controlled by Grupo Mexico.

(e) Trusts created for the benefit of certain lineal descendants of Nicholas J. Pritzker, deceased, may be deemed to indirectly control Cerro, the record and beneficial owner of certain shares of the Company. Mr. Robert A. Pritzker disclaims beneficial ownership of shares of the Company beneficially owned by Cerro.

COMMON STOCK EQUIVALENTS

         The following table sets forth the per share number of Common Stock Equivalents credited as of December 31, 2000, to the accounts of the Company's directors under the Company's Deferred Fee Plan for Directors. Under the Plan, payments are made in cash following retirement depending on the market value of the Common Stock at that time. Amounts shown reflect the number of share equivalents credited under the Plan plus dividends credited. For additional information regarding the Plan, see "Compensation of Directors" below.


                                                            DEFERRED FEE PLAN
           DIRECTOR                                     COMMON STOCK EQUIVALENTS
           --------
           Everett E. Briggs...................                   7,065
           Jaime Claro.........................                   7,211
           J. Steven Whisler...................                   3,533
                                                                 ------
                            Total..............                  17,809

         In addition, the following information is provided in satisfaction of applicable rules of the Securities and Exchange Commission. Grupo Mexico, S.A. de C.V. is a Mexican corporation with its principal executive offices located at Baja California 200, Colonia Roma Sur, 06760 Mexico City, Mexico. Grupo Mexico's principal business is to act as a holding company for shares of other corporations engaged in the mining, processing, purchase and sale of minerals and other products and railway services. Grupo Mexico's shares are listed on the Mexican Stock Exchange.

         The largest shareholder of Grupo Mexico is Empresarios Industriales de Mexico, S.A. de C.V., a Mexican corporation ("EIM"). The principal business of EIM is to act as a holding company for shares of other corporations engaged in a variety of businesses including mining, construction, real estate and drilling. The family of the late Jorge Larrea Ortega, including Mr. German Larrea, directly controls the majority of the capital stock of EIM and directly and indirectly controls a majority of the votes of the capital stock of Grupo Mexico. Mr. Larrea disclaims beneficial ownership of such shares other than the following shares held directly by him and certain directors and officers (comprising approximately 3.06% of the outstanding shares of Grupo Mexico):

                                                                   BENEFICIAL
         DIRECTOR/OFFICER                                          OWNERSHIP
         ----------------                                          ---------
         Hector Calva Ruiz.....................                       15,000
         German Larrea Mota-Velasco ...........                   17,050,229*
         Genaro Larrea Mota-Velasco ...........                    2,652,681
         Oscar Gonzalez Rocha .................                      171,185
         Daniel Tellechea Salido ..............                       75,748
                                                                  ----------
                       Total ..................                   19,964,843

-------------
* Mr. Larrea has the right to acquire 2,000,000 additional shares of Grupo Mexico under Grupo Mexico's stock option plan.

         Except as set forth above, and to the knowledge of the Company, none of the nominees, directors and executive officers named in the Summary Compensation Table beneficially own any equity security of Grupo Mexico.

COMMITTEE REPORTS ON EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE

         The Compensation Committee of the Board of Directors of the Company furnished the following report on compensation of executive officers in 2000. Since December 17, 1999, this Committee is composed of the entire Board of Directors. The Committee did not meet in 2000.

         In 2000 the only executive officer compensated by the Company was Mr. Oscar Gonzalez Rocha, the President of the Company. The base salary of Mr. Gonzalez Rocha was determined by Grupo Mexico, the controlling indirect stockholder of the Company, and is reflected in an employee agreement mandated by Peruvian law. The base salary of Mr. Gonzalez Rocha follows the guidelines of salaries of other key employees of the Company in Peru. The other items of the compensation paid in 2000 to Mr. Gonzalez Rocha are consistent with compensation paid to other key employees of the Company in Peru or are mandated by Peruvian law.

         The Compensation Committee did not award cash incentive compensation to be paid to each of the Company's executive officers with respect to 2000 performance. Annual cash incentive payments to key salaried employees of the Company are determined by the Compensation Committee under the Southern Peru Copper Corporation Incentive Compensation Plan. A target level of annual incentive compensation is established for each eligible employee based on the level of responsibility attached to such employee's position. For executive officers these targets are set at competitive median levels. The officers' levels of responsibility are determined by the Compensation Committee after review of substantially equivalent positions among the Company's peers.

         Under the Incentive Compensation Plan, awards to employees are increased or decreased from a predetermined target level, based upon performance measured in the areas of production, safety and environmental at two levels: individual and Company-wide.

         Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), the Company may not deduct, with certain exceptions, compensation in excess of $1 million to the Chief Executive Officer and the four other highest paid executive officers as required to be reported in the Company's proxy statement. The Compensation Committee does not believe that
Section 162(m) will have any immediate material impact on the Company because, among other things, the principal taxing jurisdiction is Peru. The Compensation Committee will, however, continue to monitor the Company's executive compensation programs to ensure their effectiveness and efficiency in light of the Company's needs, including Section 162(m).

        THE BOARD OF DIRECTORS:

        Amb. Everett E. Briggs                     Manuel J. Iraola
        Manuel Calderon Cardenas                   Genaro Larrea Mota-Velasco
        Hector Calva Ruiz                          German Larrea Mota-Velasco
        Jaime Claro                                John F. McGillicuddy
        Hector Garcia de Quevedo                   Jaime Serra Puche
           Topete                                  Robert A. Pritzker
        Xavier Garcia de Quevedo                   Daniel Tellechea Salido
           Topete                                  J. Steven Whisler
        Oscar Gonzalez Rocha

STOCK INCENTIVE PLAN COMMITTEE

         The Stock Incentive Plan Committee of the Board of Directors of the Company administers the Company's Stock Incentive Plan. The members of the Committee are Amb. Everett E. Briggs and Mr. John F. McGillicuddy. The Committee did not meet in 2000.

         The Committee selects officers and other employees for participation and decides upon the timing, pricing and amount of awards and benefits granted under the Stock Incentive Plan. The members of the Stock Incentive Plan Committee are non-employee directors who satisfy the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

         No long-term incentive compensation was awarded in 2000. Long-term incentive compensation consists of awards of restricted stock and/or stock options and are designed to link the interests of executive officers and selected employees with those of stockholders by providing an incentive to manage the business of the Company as an owner with an equity stake. Awards generally are made to selected officers and employees, and are made within long-term incentive targets based upon analyses by the Company's compensation consultant and consideration of each executive's and employee's performance. In the case of the Chief Executive Officer, the Committee also considers his performance and responsibility in directing the Company's performance.


                  THE STOCK INCENTIVE PLAN COMMITTEE:
                     Everett E. Briggs
                     John F. McGillicuddy

AUDIT COMMITTEE REPORT

         The Southern Peru Copper Corporation Audit Committee ("Audit Committee") consists of three directors. None of the members has a relationship to the Company that may interfere with the exercise of his independence from management and the Company. None of the Audit Committee members is a former employee of the Company or has a business relationship with the Company, or is a partner, controlling shareholder or executive officer of an entity that has a business relationship with the Company. In addition, there is no Audit Committee member who is employed as an executive of another company where any of the Company's executives serves on that company's compensation committee. No member of the Audit Committee is an immediate family member of an individual who is an executive officer of the Company or any of its affiliates.

         Mr. Jaime Serra Puche has recently been elected to fill the vacancy created on the Board of Directors by the resignation of Mr. Alberto de la Parra Zavala and has been appointed as the third independent member of the Audit Committee. Mr. Serra's consulting company, Serra Associates International, has rendered consulting services from time to time to Grupo Mexico and he serves as an independent Director of Grupo Ferroviario Mexicano, S.A. de C.V., a subsidiary of Grupo Mexico. The Board of Directors of the Company was able to conclude that Mr. Serra does not have a relationship with the Company that may interfere with his independence from management and the Company.

         Each member of the Audit Committee is financially literate, in accordance with the qualifications set forth by the Company's Board of Directors in its business judgment. In addition, at least one member of the Audit Committee has accounting or related financial management expertise, as the board of directors interprets this qualification in its business judgment.

         The Board of Directors has adopted a written Charter for the Audit Committee which is attached as an Annex I to this proxy statement. The Charter for the Audit Committee sets forth the authority and responsibilities of the Audit Committee. In connection with those responsibilities, the Audit Committee has taken the following actions:

         (1) reviewed and discussed the consolidated audited financial statements with management and the independent auditors;

         (2) discussed with the independent auditors, Arthur Andersen LLP ("AA"), the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees);

         (3) received the written disclosures and the letters from AA required by the Independence Standards Board Standard No. 1, (Independence Discussions with Audit Committees) and has discussed with AA its independence from the Company and its management;

         (4) discussed with the Company's internal and independent auditors, AA, the overall scope and plans of their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls and the overall quality of the Company's financial reporting;

         (5) recommended, based on the reviews and discussions referred to above, to the board of directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Committee and the Board also have recommended, subject to shareholder approval, the selection of the Company's independent accountants.

AUDIT FEES

         AA, the Company's independent accountant, billed $245,000 to the Company for professional services rendered for the audit of the Company's annual financial statements for 2000 and the reviews of the financial statements included in its quarterly Forms 10-Q for 2000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         AA did not render any professional services to the Company for financial information systems design and implementation in 2000.

ALL OTHER FEES

         The aggregate fees billed for services rendered in 2000 by AA to the Company, other than the services covered in the two preceding paragraphs ("non-audit services"), were $24,800, which included services related to taxes and other matters in the amount of $4,800. The Audit Committee considered the non-audit services provided by AA to the Company and determined that the provision of those services is compatible with AA maintaining its independence as the Company's principal accountant.

                                  THE AUDIT COMMITTEE:

                                  Ambassador Everett E. Briggs
                                  John F. McGillicuddy
                                  Jaime Serra Puche

EXECUTIVE COMPENSATION

         Set forth below is certain information concerning the compensation for services in all capacities to the Company for fiscal year 2000 of the Company's President and Chief Operating Officer. Following the management restructure of the Company, Mr. German Larrea Mota-Velasco became Chairman of the Board and Chief Executive Officer, and Mr. Oscar Gonzalez Rocha became President of the Company in December 1999. No compensation was received by Mr. Larrea from the Company in 2000 for services other than as director. Mr. Oscar Gonzalez Rocha received compensation from the Company commencing in March 2000. In addition, no compensation for services rendered to the Company and its subsidiaries was received by any executive officer of the Company during 2000, other than Mr. Gonzalez Rocha.

                                  SUMMARY COMPENSATION TABLE

                                        ANNUAL COMPENSATION
                          -------------------------------------------
        NAME AND                                       OTHER ANNUAL            ALL OTHER
   PRINCIPAL POSITION     YEAR     SALARY            COMPENSATION (a)       COMPENSATION (b)
   ------------------     ----     ------            ----------------       ----------------
Oscar Gonzalez Rocha      2000     $237,477             $49,643                   $45,918

---------------
(a) Other Annual Compensation consists mainly of Company sponsored programs or mandated by Peruvian law.

(b) Amounts shown reflect maintenance fee for a corporate residence in Lima, Peru, profit participation mandated by Peruvian law in the earnings of the Peruvian Branch of the Company and severance benefits. Peruvian law requires one month of regular income each year to be accrued for severance benefits for each employee (whether Peruvian or expatriate) working in Peru. Peruvian law requires a deposit of one twelfth of an employee's annual salary, vacation, travel, national holidays, Christmas, dependents and service award bonus, as applicable, in a bank account of the employee's choosing each year. The money accrues interest until the employee terminates employment, at which time the employee is eligible to receive the funds. Under this program, $17,717 in severance benefits were deposited on behalf of Mr. Oscar Gonzalez Rocha.

OPTION GRANTS, EXERCISES, AND FISCAL YEAR-END VALUES

         No options were granted in 2000.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

         No options were exercised in 2000.

RETIREMENT PLANS

         None of the executive officers of the Company is covered by the Company's pension plans.

SEVERANCE BENEFIT

         As described in Note (b) to the Summary Compensation Table above, the Company provides severance benefits as required by Peruvian law.

EMPLOYEE AGREEMENTS

         Pursuant to Peruvian laws concerning expatriate employees, Mr. Oscar Gonzalez Rocha has entered into an employment agreement. These contracts generally are for terms of three years and may be extended for additional periods. Pursuant to Peruvian law, the expatriate employees whose spouses and/or children are Peruvian citizens have agreements for unlimited terms. In accordance with the terms of the contracts, the Company agrees to provide expatriate employees with benefits as required by Peruvian law. The contracts provide that the Company may dismiss expatriate employees for certain serious offenses. In other instances of termination, the Company is required to provide 90 days' notice of termination. Terminated employees are also entitled to receive severance benefits as required by Peruvian law. Under the contracts, employees may resign at any time by providing the Company with 30 days' notice.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

         Set forth below is a line graph comparing the yearly percentage change in the cumulative total return on the Company's Common Stock against the cumulative total return on the S&P Composite 500 Stock Index and the S&P Metals Miscellaneous Group Index for the Five-year period ending December 31, 2000. The Company's Common Stock commenced trading on the New York Stock Exchange on January 5, 1996. The chart below analyzes the total return on SPCC's Common Stock for the period commencing December 31, 1995 and ending December 31, 2000, compared to the total return of the S&P 500 and the S&P Metals Miscellaneous Group for the five-year period commencing December 31, 1995 and ending December 31, 2000. In 1996, SPCC's stock gained 2.48% compared to positive returns of 22.96% for the S&P 500 and 3.29% for the S&P Metals Miscellaneous Group. In 1997, SPCC's stock declined 1.48% compared to a positive return of 33.38% for the S&P 500 and a negative return of 35.13% for the S&P Metals Miscellaneous Group. In 1998, SPCC's Stock provided a negative return of 26.23% compared to a positive return of 28.57% for the S&P 500 and a negative return of 38.39% for the S&P Metals Miscellaneous Group. In 1999, SPCC's Stock provided a positive return of 65.57% compared to a positive return of 21.03% and 190.63% for the S&P 500 and the S&P Metals Miscellaneous Group, respectively. In 2000, SPCC's stock fell 14.42% compared to a negative return of 9.09% for the S&P 500 and a decline of 25.05% for the S&P Metals Group.


                  Comparison of Five Year Cumulative Total Return*
                SPCC, S&P 500 Index & S&P Metals Misc. Group Index**

                 1995      1996       1997       1998       1999       2000

SPCC              100     102.48     100.96      74.48     123.32     105.53

S&P 500           100     122.96     164.00     210.85     255.20     232.01

S&P Metals        100     103.29      67.00      41.28     119.97      89.92

*  TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS
** ASSUMES $100 INVESTED ON 01/05/96 IN SPCC COMMON STOCK, AND ON 12/31/95 IN
   THE S&P INDEX AND S&P METALS GROUP INDEX

CERTAIN TRANSACTIONS

         Grupo Mexico provides various support services to the Company. In 2000, these activities were principally related to accounting, legal, tax, treasury, price risk assessment and hedging and administrative support services. Grupo Mexico is reimbursed for these support services. The total amount paid by the Company to Grupo Mexico for such services in 2000 was $7 million.

         The Class A Common Stockholders and/or their affiliates purchase copper products from the Company from time to time at prices determined on an arm's-length basis by reference to the LME market price for copper at such time. Management believes these transactions to be on terms as favorable as could be obtained from unaffiliated parties. The Company expects that its policy of determining prices for related party transactions on an arm's-length basis by reference to the LME or COMEX market prices for copper at the time of any such transaction will be continued. Sales of copper to the Class A Common Stockholders and/or their affiliates amounted to $98 million in 2000.

         Minera Mexico Internacional, Inc. a subsidiary of Grupo Mexico and Asarco purchased copper products from SPCC during 2000 in the amount of $26.7 million. German Larrea Mota Velasco, Manuel Calderon Cardenas, Hector Calva Ruiz, Hector Garcia de Quevedo Topete, Xavier Garcia de Quevedo Topete, Genaro Larrea Mota-Velasco and Daniel Tellechea Salido are executive officers of Grupo Mexico and/or of Asarco. Each is a director of the Company.

         Phelps Dodge Refining Corporation, an affiliate of Phelps Dodge and Phelps Dodge Corporation, purchased copper products from the Company in the amount of $68.3 million in 2000. J. Stephen Whisler is Chairman of the Board, President and Chief Executive Officer of Phelps Dodge Corporation. Manuel J. Iraola is President of Phelps Dodge Industries, a division of Phelps Dodge Corporation. Messrs. Whisler and Iraola are directors of the Company.

         Cerro Wire & Cable Co. and other affiliated companies of The Marmon Group, Inc., an affiliated company of one of the shareholders of SPCC, purchased copper products from the Company during 2000 in the amount of $13.2 million. Mr. Robert A. Pritzker is President and Chief Executive Officer of The Marmon Group, Inc., and has served in that position for over forty-seven years. Mr. Jaime Claro has been an advisor to The Marmon Group since October 1997. Messrs. Pritzker and Claro are directors of the Company.

         During 2000, the Company contracted an aggregate of approximately $7.8 million for shipping services to and from Peru by Cia. Sud Americana de Vapores, S.A. ("CSAV"), and a subsidiary company. CSAV is a company indirectly controlled by Quemchi, S.A. Mr. Jaime Claro is Vice Chairman of Electro and Quemchi, S.A., and his direct and indirect family interests in both companies exceed 10%. Mr. Claro is also Chairman of Chilean Line Inc., which is the agent for and is owned by CSAV.

         The Company believes that the foregoing transactions were entered into on arm's-length bases on terms as favorable as could be obtained from other third parties. It is anticipated that in the future the Company will enter into similar transactions with the same parties.

ADDITIONAL INFORMATION

         The functions of the Compensation Committee, include making recommendations to the Board with respect to election of and title changes for all corporate executive officers and is composed of members of the entire Board.

         The Nominating Committee, composed of Messrs. German Larrea Mota-Velasco, Genaro Larrea Mota-Velasco, Xavier Garcia de Quevedo Topete, Amb. Everett E. Briggs and John F. McGillicuddy, did not meet in 2000. The Nominating Committee considers and makes recommendations to the Board of Directors with respect to the nominations, tenure policy and committee assignments for directors representing the Common Stockholders. The Committee considers recommendations for nominees to the Board of Directors from all sources. Recommendations for nominees to represent the Common Stockholders should be sent in writing to the Secretary or Assistant Secretary of the Company. Common Stockholders are entitled to elect two directors, voting as a separate class. The
Company's By-Laws define notice procedures to be followed by Common
Stockholders seeking to nominate directors for election. Under the By-Laws, a Common Stockholder seeking to nominate a director for election by Common Stockholders must give written notice to the Secretary or Assistant Secretary of the Company at least 90 days in advance of the anniversary date of the immediately preceding annual meeting, or within 10 days of the giving of notice of a special meeting. The notice must provide specific biographical data with respect to each nominee, including such information as is required to be included in the Company's proxy statement, and a representation by the Common Stockholder that he or she is a holder of record entitled to vote at the meeting and that he or she intends to appear in person or by proxy to make the nomination. Nominations for the Company's 2002 annual meeting of stockholders must be received by April 26, 2002.

         The Board of Directors met four times in 2000, with 100% attendance by Messrs. Briggs and McGillicuddy, the two directors representing holders of Common Stock. Of the 13 directors representing Class A Common Stock, all of the directors standing for reelection by the holders of Class A Common Stock attended at least 83% of the aggregate number of meetings of the Board and of the committees on which they served, with the exception of Messrs. Pritzker and Tellechea Salido, who each attended 75% of such meetings.

COMPENSATION OF DIRECTORS

         During 2000 directors who were not compensated as employees of the Company were paid a basic fee of $15,000 plus $1,000 for attendance at each meeting of the Company's Board or of any Committee of the Board. The Company has a Directors' Stock Award Plan pursuant to which directors who are not compensated as employees of the Company are entitled to an award of 200 shares of Common Stock upon election to the Board and 200 additional shares of Common Stock following each annual meeting of stockholders thereafter.

         Under the Deferred Fee Plan for Directors, a director may elect to defer payment of 50% or 100% of the compensation payable to such director for Board and Committee service for the calendar year for which deferral is elected. Deferred amounts will be credited to a cash subaccount, a company common stock subaccount or a combination thereof. Compensation deferred to the cash subaccount will earn interest based on U.S. Treasury debt obligations with a 10-year maturity. Compensation deferred to the stock subaccount will be credited as whole shares of Common Stock based on the stock's fair market value on the date of such credit. Dividends and fractional share amounts will be aggregated until at least one share of Common Stock may be credited at the then fair market value. Payments will be made in cash in a lump sum upon retirement as a director on January 15 of the calendar year following normal retirement, or promptly following the date of termination if the termination of service occurs at a date prior to his normal retirement date. The Plan permits early withdrawal or further deferral of participant accounts, subject to financial hardship, prior notice or penalty requirements.

                        PROPOSAL TO AMEND THE CERTIFICATE

         Stockholders are asked to consider and vote upon the following proposal to amend Section 4.9(a) of the Company's Certificate to substitute "Grupo Mexico S.A. de C.V." for "ASARCO Incorporated" in the definition of "Founding Stockholder." The proposed amendment has been unanimously approved by the Board of Directors, and the Board of Directors recommends that the stockholders approve the adoption of the proposed amendment as follows:

"RESOLVED, that the last paragraph of Section 4.9(a) of the Restated Certificate of Incorporation shall be amended to read in its entirety:

                  For purposes of this Paragraph 4.9, the term "Affiliate" of a Person shall mean any Person (other than the Corporation) that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, the first Person. For the purposes of the above definition, the term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), shall mean the possession, directly or indirectly, of more than 50% of the then outstanding voting stock entitled to elect directors of such Person; the term "Person" shall mean any natural person, firm, partnership, association, corporation, company, trust, business trust, joint venture, unincorporated organization or government or any department or agency thereof. Additionally, for the purposes of this Paragraph 4.9, the term "Founding Stockholder" shall mean each of Grupo Mexico SA de CV, Cerro Trading Company, Inc. and Phelps Dodge Overseas Capital Corporation and their respective successors; PROVIDED that each of Cerro Trading Company, Inc. and Phelps Dodge Overseas Capital Corporation shall remain a Founding Stockholder for the purposes hereof only for such time as it would also qualify as an Affiliate of the Marmon Corporation or Marmon Holdings, Inc. or Phelps Dodge Corporation, or their respective successors, as the case may be."

         The Board of Directors believes that the proposed amendment is in the best interests of the stockholders of SPCC because it helps maintain stability in SPCC's corporate governance by giving recognition to changes that have occurred in the ownership of Asarco.

         Under the Certificate the Class A Common Stock has the right to elect 13 of SPCC's 15 directors and has five votes per share on all matters other than the election of directors. Ownership of Class A Common Stock is, in effect, restricted to the Founding Stockholders: Asarco, Cerro and Phelps Dodge and their affiliates. Any Class A Common Stock held by a person other than these parties and their affiliates is automatically converted into Common Stock, and all the Class A Common Stock is converted into Common Stock if the Founding Stockholders and their affiliates own less than 35% of the Class A Common Stock and Common Stock in the aggregate.

         There are certain provisions in the Certificate that trigger the conversion of Class A Common Stock when there is a change at the parent company level in the control of the Class A Common Stock held by certain Founding Stockholders, whether or not there is a change in the corporate entity that holds such stock. Under the Certificate Cerro and Phelps Dodge remain Founding Stockholders only as long as they are affiliated with their respective parent entities, Marmon Corporation and Marmon Holdings, Inc. (in the case of Cerro) and Phelps Dodge Corporation (in the case of Phelps Dodge). No such provision was made for Asarco which was an independent public company at the time these provisions were adopted. Since then Asarco has become an indirect wholly owned subsidiary of Grupo Mexico which has voting control of the Class A Common Stock held by Asarco, but Asarco remains the designated Founding Stockholder. Therefore, under the existing Certificate some transactions that would change voting control of the Class A Common Stock held by Asarco (such as a sale of Asarco with its SPCC stock) would not trigger the conversion of Class A Common Stock into Common Stock, while some transactions that would not change the voting control of the Class A Common Stock held by Asarco (such as a sale of Asarco without its SPCC stock) would trigger conversion. If the Certificate were amended to substitute Grupo Mexico for Asarco as a Founding Stockholder, the Class A Common Stock presently held by Asarco would be converted into Common Stock if this Class A Common Stock ceased to be owned by Grupo Mexico and its affiliates. The Board of Directors believes that this change would be consistent with the purposes of the existing provisions of the Certificate which they believe were intended to help maintain stability in the corporate governance of SPCC.

         The proposed amendment to the Certificate would not affect the right of the holders of Common Stock to elect two of SPCC's 15 directors while there is Class A Common Stock outstanding or their right to elect the entire Board if there is no Class A Common Stock outstanding.

         If the proposed amendment to the Certificate is adopted, the Founding Stockholders have agreed to adopt a conforming amendment to the Certificate under which Grupo Mexico would be substituted for Asarco as Founding Stockholder in that Agreement as well. Asarco has advised the Company that it is contemplating a transaction in which Asarco's wholly owned subsidiary, Southern Peru Holdings Corporation, would sell all its SPCC stock to Asarco's immediate parent corporation, Americas Mining Corporation ("AMC"), a wholly-owned subsidiary of Grupo Mexico. Asarco would use the proceeds to repay debt and for other corporate purposes. Asarco would continue to be a wholly owned subsidiary of AMC and Grupo Mexico after that sale, and Grupo Mexico and AMC have no plans to engage in any transaction that would cause Asarco to cease to be affiliated with AMC and Grupo Mexico.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL.


                PROPOSAL TO APPROVE THE SELECTION OF ACCOUNTANTS

         The Board of Directors has selected Arthur Andersen L.L.P. to serve as independent accountants for the Company for the calendar year 2001, subject to approval of the stockholders. The Board of Directors recommends that the stockholders approve the selection of Arthur Andersen L.L.P. at the annual meeting. Arthur Andersen L.L.P. replaced PricewaterhouseCoopers L.L.P. PricewaterhouseCoopers L.L.P. and its predecessors had served as the Company's accountants continuously since 1962. Arthur Andersen L.L.P. has had more than 25 years of experience with Grupo Mexico, providing outstanding professional services. Arthur Andersen L.L.P. is a world-class global auditing and consulting firm with excellent mining industry credentials in the primary mineral producing countries of the world. Arthur Andersen L.L.P. has advised the Company that neither the firm nor any of its members have any direct or material indirect financial interest in the Company or its subsidiaries. There were no disagreements with PricewaterhouseCoopers L.L.P. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

         The Audit Committee consists of Amb. Everett E. Briggs and Mr. John F. McGillicuddy and, since June 12, 2001, Jaime Serra Puche. Two meetings were held in 2001. The functions of the Committee include recommending the engagement of independent accountants, reviewing the fees, scope and timing of their other services, and reviewing the audit plan and results of the audit. The Committee also reviews the Company's policies and procedures on internal auditing, accounting and financial controls. The implementation and maintenance of internal controls are understood to be primarily the responsibility of management.

         A representative of Arthur Andersen L.L.P. will be present at the stockholders' meeting. The representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL.

                            PROPOSALS OF STOCKHOLDERS

         Proposals of stockholders intended to be presented at the Company's 2002 annual meeting of stockholders must be received by the Company at either of its principal executive offices (1150 N. 7TH Avenue, Tucson, AZ 85705-0747 by
            , 2001 in order to be considered for inclusion in the Company's proxy statement and form of proxy.

                                OTHER INFORMATION

         The Company is not aware of any other matters to be considered at the meeting. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy are authorized to and will vote said proxy in accordance with their judgment on such matters.

         The cost of soliciting proxies in the accompanying form will be borne by the Company. Georgeson Shareholder Communications Inc. has been employed to solicit proxies by mail, telephone or personal solicitation for fees to be paid by the Company of $12,000, plus reasonable out-of-pocket expenses. A number of regular employees of the Company, without additional compensation, may solicit proxies personally or by mail or telephone.


                                       SOUTHERN PERU COPPER CORPORATION


                                       Hans A. Flury, Assistant Secretary

Tucson, AZ, June___, 2001

                                                                         Annex I




                        Southern Peru Copper Corporation


                             Audit Committee Charter
                             -----------------------


         The Audit Committee (the "Audit Committee") of the Board of Directors shall be appointed by the Board of Directors (the "Board") of Southern Peru Copper Corporation (the "Company"). The Audit Committee shall comply with the rules of the Securities and Exchange Commission governing audit committees and the New York Stock Exchange rules applicable to companies whose securities are listed for trading on that exchange (the "NYSE Audit Rules"). The Audit Committee will assist the Board in ensuring the integrity of the Company's financial statements, the Company's system of internal controls and the independence and performance of the Company's auditors.

         The Audit Committee shall, as and when required by the NYSE Audit Rules, be comprised of at least three (3) members chosen from the Board. Each member of the Audit Committee shall meet the independence and financial literacy requirements of the NYSE Audit Rules and at least one member of the Audit Committee shall satisfy the "financial expertise" requirements thereof.

The Audit Committee shall have direct access to, and complete and open communication with, the Company's senior management and internal and independent auditors and shall have the authority to retain outside third parties, as it determines appropriate, to assist it in fulfilling its responsibilities.

The Audit Committee shall:

1. Review and discuss with management and the Company's independent auditors, the Company's audited financial statements, as well as related significant reporting issues, judgements, estimates made in preparing such financial statements and other matters required by professional auditing standards and regulations. Review and discuss, with management and the independent auditors, as appropriate, any significant accounting issues involving the Company's quarterly financial statements. After review, recommend to the Board the acceptance and inclusion of the annual audited consolidated financial statements in the Company's Annual Report on Form 10-K.

2. Review and discuss the matters set forth in Statement of Auditing Standards No. 61, as well as matters as required by professional auditing standards and regulations, with the independent auditors.

3. Review with the Company's Chief Legal Officer, or appropriate representatives, legal, disclosure and other matters that may have a material impact on the Company's financial statements.

4. Select, evaluate and, where appropriate, recommend certain actions with respect to the independent auditors, including selection of a replacement auditing firm. Additionally, the Audit Committee shall recommend to the Board the nomination of the independent auditors to be proposed for stockholder approval at the Company's annual stockholders meeting.

5. Evaluate and satisfy itself as to the independence of the independent auditors by, among other things, ensuring that the independent auditors periodically submit to the Audit Committee a formal written statement delineating all relationships between such auditors and the Company and actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact their objectivity and independence and, if appropriate, recommending that the Board take appropriate action to ensure their independence.

6. Review the annual plan and scope of work of the internal and independent auditors.

7. Review, as appropriate, the results of any and all independent audits performed on the Company's consolidated financial statements, and the results of any and all internal audits, and discuss related significant internal control matters.

8. Discuss, as appropriate, the adequacy of the Company's internal controls with the internal and independent auditors and with senior management.

9. Review the appointment of the Company's senior internal auditing executive.

10. Hold regular meetings and make summary reports to the Board and, at least once per year, meet with the independent and internal auditors without the Company's management being present.

11. Provide the report of the Audit Committee required to be included in the Company's annual proxy statement.

12. Annually review and assess the adequacy of this charter and, if appropriate, recommend changes to the Board.

         It is the responsibility of the Company's management to prepare financial statements in accordance with generally accepted accounting principles and of the Company's independent auditors to audit those financial statements. The Audit Committee's responsibility is one of review. The Audit Committee does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations, or generally accepted accounting principles. Nothing contained herein shall have the effect of altering the responsibilities or duties toward the Company of the Company's independent auditors, which shall remain ultimately accountable to the Board and the Audit Committee in accordance with applicable accounting standards, statutory or otherwise.

         Approved by the Board of Directors on May 9, 2000.

                        SOUTHERN PERU COPPER CORPORATION

                    1150 N. 7TH Avenue, Tucson, AZ 85705-0747
           Avenida Caminos del Inca No. 171, Chacarilla del Estanque,
                        Santiago de Surco, Lima 33, Peru
            (511) 372-1414, ext. 3312 (Spanish), ext. 3325 (English)


BECAUSE OF DELAYS IN MAIL
PLEASE SIGN AND RETURN THE
ENCLOSED PROXY EVEN IF YOU
RETURNED THE ORIGINAL


                                                        July __, 2001


TO THE COMMON STOCKHOLDERS OF
  Southern Peru Copper Corporation


                                   A REMINDER

         We have previously sent to you proxy soliciting material relating to the annual meeting of stockholders to be held on July 25, 2001.

         According to our latest records, we have not as yet received your Proxy. The time before the meeting is short and many of our shares are held in small amounts. Your signed Proxy will be helpful, whether your holding is large or small, and will aid us in avoiding further expense and delay.

         A Proxy and return envelope are enclosed for your use. You may also return your Proxy to the Company's Lima office.

         Thank you for your cooperation.


                                           Very truly yours,

                                           Hans A. Flury, Assistant Secretary


                               PLEASE ACT PROMPTLY

                        SOUTHERN PERU COPPER CORPORATION

                                      PROXY

         Proxy Solicited by Board of Directors for Annual Meeting of Stockholders to be held July 25, 2001

         The undersigned hereby appoints OSCAR GONZALEZ ROCHA, DANIEL TELLECHEA SALIDO and DOUGLAS E. McALLISTER, and each of them, with power of substitution, the proxies of the undersigned to vote all the shares the undersigned may be entitled to vote at the annual meeting of stockholders of Southern Peru Copper Corporation, to be held at the offices of Grupo Mexico, S.A. de C.V., Baja California 200, Fifth Floor, Col. Roma Sur, Mexico City, Mexico, onWednesday, July 25, 2001, at 1:00 PM, Mexico City time, and at any adjournment thereof upon all matters specified in the notice of said meeting as set forth on the reverse hereof, and upon such other business as may lawfully come before the meeting.

         Holders of Common Stock, voting as a separate class, are entitled to elect two directors at the meeting. Please refer to the Proxy Statement for details.

         PLEASE VOTE ON ALL PROPOSALS, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF A SIGNED PROXY IS RETURNED TO THE COMPANY WITH NO VOTING INSTRUCTIONS GIVEN, SUCH SHARES WILL BE VOTED FOR BOTH NOMINEES FOR ELECTION AS DIRECTORS AND FOR PROPOSALS NO. 2 AND NO. 3.

(Continued on the other side.)
                                         SOUTHERN PERU COPPER CORPORATION
                                         P.O. Box 11179
                                         New York, N.Y. 10203-0179

DIRECTORS OF SPCC RECOMMEND A VOTE "FOR" PROPOSALS 1, 2 AND 3.

1.  Election of Directors       FOR both nominees  / /    WITHHOLD AUTHORITY to vote      / /    *EXCEPTION   / /
                                listed below              for both nominees listed below



Common Stock Director Nominees:  Everett E. Briggs and John F. McGillicuddy

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR EITHER INDIVIDUAL NOMINEE, MARK
THE "EXCEPTION" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

*Exception:_____________________________________________________________________


                                                      FOR   AGAINST   ABSTAIN
2. Amendment to Section 4.9(a) of the Company's
   Restated Certificate of Incorporation              / /     / /       / /

                                                      FOR   AGAINST   ABSTAIN
3. Selection of Arthur Andersen L.L.P. as             / /     / /       / /
   independent accountants for 2001.
                                                                                       ADDRESS CHANGE/COMMENTS

4. In their discretion, the proxies are               / /
   authorized to vote upon such other matters                           If you have noted either an Address Change or made
   as may properly come before the meeting.                             Comments on the reverse side of this card, mark here.  / /

                                                                        Please sign exactly as name or names appear on this
                                                                        proxy. If stock is held jointly, each holder should
                                                                        sign. If signing as attorney, trustee, executor,
                                                                        administrator, custodian, guardian or corporate
                                                                        officer, please give full title.

                                                                        Dated:______________________________________, 2001


                                                                        __________________________________________________
                                                                                           Signature


                                                                        __________________________________________________
                                                                                           Signature


                                                                        VOTES MUST BE INDICATED
PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.       (X) IN BLACK OR BLUE INK.   / /